KIRR MARBACH
                                                                  EXECUTION COPY

                            BCAM INTERNATIONAL, INC.

                      ------------------------------------

                                 FIRST AMENDMENT

                           Dated as of April 14, 1998

                                       to

                             Note Purchase Agreement

                         Dated as of September 19, 1997

                      -------------------------------------

                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

      FIRST AMENDMENT dated as of April 14, 1998 (the "First Amendment"), to the NOTE PURCHASE AGREEMENT (the "Agreement") dated as of September 19, 1997, among BCAM INTERNATIONAL, INC., a New York corporation (the "Company"), Ralph E. Weil, Joseph Schueller, 621 Partners, R. Weil & Associates, Strafe & Company for the account of David M. Kirr, Strafe & Company for the account of Terry B. Marbach, and Strafe and Company for the account of Gregg T. Summerville, (the "KM Purchasers"), and WEXFORD MANAGEMENT LLC, as agent for the KM Purchasers and the holders of Other Notes (the "Agent"). Capitalized terms used herein shall have the respective meanings ascribed thereto in the Agreement unless herein defined or the context shall otherwise require.

                               W I T N E S S E T H

      WHEREAS, the KM Purchasers and the Company have heretofore entered into that certain Note Purchase Agreement dated as of September 19, 1997 (the "Agreement"). The Company has heretofore issued, and the KM Purchasers has heretofore purchased, the Company's 10%/13% convertible subordinated promissory notes (the "Notes") in the aggregate principal amount of $1,000,000 pursuant to the Agreement;

      WHEREAS, concurrently with the Agreement, the Company entered into that certain Note Purchase Agreement (the "Impleo Note Agreement") with Impleo LLC, on terms substantially identical to the terms contained in the Agreement, providing for the issuance of $5,000,000 principal amount of the Company's 10%/13% convertible subordinated promissory notes (the "Impleo Notes");

      WHEREAS, the Company has requested the KM Purchasers to make certain adjustments to the covenants and other terms of the Agreement;

      WHEREAS, the KM Purchasers and the Company now desire to amend and/or waive certain provisions of the Agreement in the respects, but only in the respects, hereinafter set forth;

      WHEREAS, the Company has agreed to grant to the Agent, for the benefit of the KM Purchasers and the holders of the Impleo Notes collateral security for the prompt payment when due and performance by the Company of its obligations under the Notes and the Impleo Notes;

      WHEREAS, the KM Purchasers and the holders of the Other Notes desire to appoint Wexford Management LLC as collateral agent for the purpose of administering the collateral security;

      NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 2 hereof, and in consideration of good and valuable consideration the receipt of which is hereby acknowledged, the KM Purchasers and the Company hereby agree as follows:

1. AMENDMENTS

      1.1 Maturity Date. Section 1.1 of the Agreement shall be and is hereby amended by substituting the words "a final maturity date of September 19, 2002" as such words appear in the second full sentence of said Section 1.1 with the words "a final maturity date of April 16, 1999". No later than April 30, 1998, the Company shall execute and deliver to the KM Purchasers one or more new Notes (the "New Notes") in the aggregate principal amount of $1,000,000, in form and substance identical to the Notes issued to the KM Purchasers pursuant to the Purchase Agreement, but bearing the amended Maturity Date. In exchange for the delivery by the Company of the New Notes, the KM Purchasers shall deliver to the Company the original Note issued pursuant to the Purchase Agreement.

      1.2 Notes. Section 8.9 of the Agreement shall and is hereby amended by substituting the address under "With a copy to" under Purchaser's address with the following:

                           McDermott, Will & Emery
                           50 Rockefeller Plaza, 11th Fl.
                           New York, New York  10020
                           Attention: Stephen B. Selbst, Esq.
                           Telephone: (212) 547-5400
                           Telecopier: (212) 547-5444

      1.3 Negative Covenants. Article 4 of the Agreement is hereby amended by adding new Sections 4.2(k), 4.2(l) and 4.2(m), which shall provide in their entirety as follows:

            "(k) Transactions with Drew. Without the consent of the KM Purchasers, neither the Company nor any Subsidiary shall transfer any assets to Drew Shoe Corporation, an Ohio corporation ("Drew"). With the consent of the KM Purchasers, neither the Company nor Drew shall create any Subsidiaries of Drew.

            (l) No Lien on Cash. The Company agrees that it will not, nor permit any Subsidiary to, create any Lien on cash of the Company or such Subsidiary.

            (m) BCAM Technologies, Inc. - New York. The Company represents and warrants to the KM Purchasers that BCAM Technologies, Inc., a New York corporation ("BT-NY"), is inactive. The Company agrees that it will not transfer any asset to, or conduct any business through, BT-NY, and neither the Company nor any Subsidiary will create any subsidiary of BT-NY. In addition, no later than April 30, 1998, the Company shall merge BT-NY with and into the Company, with the Company being the surviving corporation."

      1.4 Schedule II. Schedule II of the Agreement shall be and is hereby amended in its entirety by substituting Schedule II attached hereto in place of said Schedule II.


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

      1.5 Schedule VI. Schedule VI of the Agreement shall be and is hereby amended in its entirety by substituting Schedule VI attached hereto in place of said Schedule VI.

2. WAIVERS

      2.1 Events of Default. The Company hereby acknowledges the existence of Events of Default under the Agreement arising as a result of (a) the failure of the Company to make timely deliveries required by Section 4.1(a) of the Agreement to the KM Purchasers by March 31, 1998; (b) the breaches by the Company of the debt service coverage covenant contained in Section 4.1(1) of the Agreement; (c) the breaches by the Company of the leverage ratio covenant contained in Section 4.1(m) of the Agreement; (d) the material inaccuracy of the representation made by the Company in Section 6.1(b) of the Agreement; and (e) the material inaccuracy of the representation made by the Company in Section 6.1(f) of the Agreement. The foregoing Events of Default are hereinafter referred to collectively as the "Breaches".

      2.2 Waivers. The KM Purchasers hereby waive (a) all Events of Default arising under or related to the Breaches through and including the date hereof and (b) compliance by the Company with Sections 4.1(l) and 4.1(m) of the Agreement through and including April 16, 1999.

3. AGREEMENTS

      3.1 Company Undertakings. In consideration of the agreement of the KM Purchasers to waive the existing Events of Default under the Agreement as set forth in Section 2.2 hereof and to consent to amend the Agreement in the respects set forth in Article 1 hereof, the Company and the KM Purchasers agree as follows:

      (i) Concurrently herewith, each of the Company and BCAM Technologies, Inc. ("BT") and BCA shall execute and deliver in favor of the Agent a Security Agreement substantially in the form of Exhibit A attached hereto providing for the grant of a security interest in favor of the Agent with respect to the Collateral described therein;

      (ii) Concurrently herewith, the Company shall execute and deliver in favor of the Agent a Stock Pledge Agreement substantially in the form of Exhibit B attached hereto providing for the pledge of (A) ninety percent (90%) of the issued and outstanding of the Capital Stock of each of Drew and BT,
      (B) one hundred percent (100%) of the issued and outstanding Capital Stock of HumanCad Systems, Inc., an Ontario corporation ("HCS"), and (C) one hundred percent (100%) of the issued and outstanding common stock of BCA Services, Inc., a New York corporation ("BCA").

      (iii) Concurrently herewith, the Company shall deliver to the KM Purchasers such Certificates evidencing the issuance to the KM Purchasers of 1.67% of the issued and outstanding shares of common stock of each of Drew and BT;


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

      (iv) Unless and until the Company shall have transferred to BT all of the Company's right, title and interest in any technology patents, pending patents, trademarks, license agreements, and all other assets associated with the intelligent surface technology and micro-valve projects that the Company is engaged in (collectively, the "Intellectual Property"), the KM Purchasers and the holders of the Other Notes shall be entitled to receive a royalty (the "Noteholder Royalty") in the amount of ten percent (10%) of the gross revenues received by the Company or any Subsidiary from the sale, license royalty, use or any other form of exploitation of the Intellectual Property, payable pro rata in accordance with their holdings of Notes and the Other Notes. The Noteholder Royalty shall be paid to the Agent monthly within fifteen days following the end of each calendar month, and at the time of making each payment, the Company shall deliver a certificate, at its Chief Financial Officer as to the sources of and calculation of the amount of the Noteholder Royalty.

      3.2 Cancellation of Warrants. On or prior to April 30,, 1998 the KM Purchasers agrees to cancel and return to the Company 66,667 Warrants to purchase 66,667 Shares of the Company previously issued to the KM Purchasers pursuant to the Warrant Agreement. Concurrently with the delivery by the KM Purchasers to the Company of Warrant Certificates issued pursuant to the Warrant Agreement, the Company shall execute and deliver to the KM Purchasers one or more Warrant Certificates in the amount of 333,333 Warrants.

4. CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT

      4.1 Conditions. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

      (a) First Amendment. The KM Purchasers shall have received executed counterparts of this First Amendment, duly executed by the KM Purchasers and the Company.

      (b) Opinion of Counsel. The KM Purchasers shall have received from Ruskin, Moscou, Evans & Faltischek, P.C., counsel to the Company, a favorable opinion dated the date of this First Amendment, which opinion shall be in form and substance satisfactory to the KM Purchasers.

      (c) Security Agreement. The Agent and each of the Company, BT and BCA have executed and delivered the Security Agreement substantially in the form of Exhibit A attached hereto.

      (d) Stock Pledge Agreement. The Agent and the Company shall have executed and delivered the Stock Pledge Agreement substantially in the form of Exhibit B attached hereto.

      (e) Issuance of Shares. The Company shall have delivered to the KM Purchasers stock certificates evidencing 1.67% of the issued and outstanding common


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

stock of each of Drew and BT, which shares shall be allocated pro rata among the holders of the notes.

      (f) Amendment with Regard to Purchase and Sale of Other Notes. Concurrently with the consummation of the transactions contemplated by this First Amendment, the Company shall have entered into an amendment agreement with the holders of the Impleo Notes on terms satisfactory to the Purchaser.

      (g) Representations and Warranties; No Default. The representations and warranties of the Company contained in this First Amendment, the Security Agreement and the Stock Pledge Agreement (collectively, the "Transaction Documents") or any other agreement or document executed pursuant to the Transaction Documents shall be true in all material respects on and as of the date of this First Amendment; the Company shall have complied with all of its agreements and satisfied all conditions to be complied with or satisfied on or prior to the date of this First Amendment.

      (h) Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the KM Purchasers, and the KM Purchasers shall have received (i) copies of all corporate action taken to authorize the Transaction Documents (including, without limitation, a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of the Transaction Documents, certified by the Secretary or an Assistant Secretary of the Company), and (ii) all such counterpart originals or certified or other copies of such other documents as it may reasonably request.

      (i) Charter Documents. The KM Purchasers shall have received copies of the certificate of incorporation of each of Drew, BT, HCS and BCA, and by-laws of Drew , BT, HCS and BCA, certified in each case as being true and complete as of the date of this First Amendment. No later than April 30, 1998, the Company shall deliver to the KM Purchasers long-form good standing certificates for Drew, BT, HCS and BCA.

      (j) Payment of Fees. The KM Purchasers shall have received evidence that the Company has paid the fees and disbursements of McDermott, Will & Emery, counsel to the Purchaser, in connection with the negotiation, preparation, approval, execution and delivery of the Transaction Documents and (ii) any unpaid fees and disbursements owed to Berlack, Israels & Liberman LLP, prior counsel to the KM Purchasers..

            Upon receipt of all of the foregoing, this First Amendment shall become effective.

5. REPRESENTATIONS AND WARRANTIES

      5.1 Representations, Warranties and Agreements of the Company. To induce the KM Purchasers to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Security Agreement and the Stock Pledge Agreement, the Company represents and warrants to and agrees with the KM Purchasers:


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

      (a) Authorization and Validity. The Company has the power and authority and legal right to execute and deliver the Transaction Documents and to perform its obligations hereunder. The execution and delivery by the Company of the Transaction Documents and the performance of its obligations thereunder have been duly authorized by the Company, and each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      (b) No Violation. Neither the execution and delivery by the Company of each of the Transaction Documents nor the consummation of the transactions therein contemplated, nor compliance with the provisions hereof will (i) violate the Company's or any Subsidiary's certificate of incorporation or by-laws; (ii) violate any judgment, decree, order, statute, law, regulation or rule of any court or governmental authority to which the Company or any of its Subsidiaries or any of their respective properties may be subject; or (iii) (A) cause the acceleration of the maturity of any Debt or obligation of the Company or any of its Subsidiaries or (B) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of, any Lien upon any property of the Company or any of its Subsidiaries under any agreement or instrument to which such Person is a party or by which such Person (or its properties) may be bound. Neither the Company nor any of its Subsidiaries is (1) in violation of any term of its respective certificates of incorporation or by-laws, or (2) in default of or non-compliance with any material instrument, contract or agreement to which it is a party or of any judgment, decree, order, statute, rule or governmental regulation which is applicable to it or its business or properties.

      (c) Subsidiaries. The Subsidiaries and the capitalization thereof are listed on Schedule II hereto.

      (d) No Default. As of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing, except to the extent expressly waived hereunder by the KM Purchasers.

      (e) Representations and Warranties of Agreement. All the representations and warranties contained in the Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

6. AGENCY PROVISIONS

      6.1 Appointment. The KM Purchasers hereby appoints Wexford Management LLC as its lawful agent and attorney-in-fact, with full power of substitution, for all purposes under this First Amendment and all of the other Transaction Documents. The KM Purchasers acknowledges and agrees that the Agent will also act as agent for the holders of the Impleo Notes. This appointment is coupled with an interest, and the Company as well as the KM Purchasers and the holders of Impleo Notes (collectively, the "Noteholders") will rely upon the irrevocable nature of such appointment.

      6.2 Acceptance of Appointment. The Agent hereby accepts such appointment, and agrees to exercise the powers granted hereunder and pursuant to the Transaction


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

Documents with the same degree of care it would use if the entire risks and rewards were for its own account.

      6.3 Application of Funds. In the event any monies received from the Company directly or pursuant to any Transaction Document is in an amount insufficient to pay all sums due to the Agent and the Noteholders, the Agent shall first apply the sum received to its own out-of-pocket costs reasonably reimbursable under the terms of the Transaction Documents, and shall pay the balance to the Noteholders pro rata in accordance with the amounts then due and owing to each of them.

      6.4 Agent's Liability. The Agent shall not be liable, except for its own gross negligence or willful misconduct, and except with respect to claims based upon such gross negligence or willful misconduct, that are successfully asserted against the Agent, and any Person acting as the successor to the Agent, from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with the Agent's good faith acceptance of or performances of its duties and obligations under the Transaction Documents. The Agent shall be under no duty to institute any suit, or to take any remedial procedures or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided herein. The Agent may act pursuant to the advice of counsel with respect to any matter relating to the Transaction Documents, and shall not be liable for any action taken or omitted in accordance with such advice.

      6.5 Indemnity. The KM Purchasers agree, jointly and severally, to indemnify, save and hold the Agent harmless if the Agent shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including reasonable attorneys' fees and expenses), penalties, impositions or fines arising out of or resulting from the performance of its duties hereunder; provided, however, that the Agent shall not be indemnified for any acts of gross negligence or willful misconduct.

      6.6 Resignation of Agent. The Agent (or any successor Agent) may at any time resign as such by delivering to the Company, and the Noteholder at least fifteen (15) days' written notice of such resignation. Within fifteen days after the giving of such notice, the Agent shall affect a transfer of all funds still held in such Agent's possession to any successor Agent jointly designated by the Company and the Noteholders in writing, or in the event no such successor has been designated within such fifteen day period, to any court of competent jurisdiction, whereupon the Agent shall be discharged of and from any and all further obligations arising in connection with the Transaction Documents. The Agent's sole responsibility following the delivery of a notice of resignation and prior to the delivery of the funds still under the Agent's control to a successor Agent or to a court of competent jurisdiction shall be to safeguard such funds until delivery thereof as aforesaid pursuant to a joint written disposition instruction by all the other parties hereto or a final order of a court of competent jurisdiction.


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

7. MISCELLANEOUS

      7.1 Effect of Amendment. This First Amendment shall be construed in connection with and as part of the Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. From and after the effective date of this First Amendment. References to the Agreement shall mean the Agreement as amended by this First Amendment.

      7.2 Limited Waiver. Upon and by virtue of this First Amendment becoming effective as herein contemplated, the waivers set forth in Section 2.2 hereof shall become effective. The Company understands and agrees that the waivers contained in Section 2.2 pertain only to the Events of Default described in
Section 2.1 and to the extent so described and not to any other Default or Event of Default which may exist under, or any other matters arising in connection with, the Agreement or to any rights which the holders of the Notes have arising by virtue of any such other actions or matters.

      7.3 No Waiver by KM Purchasers. The KM Purchasers' failure, at any time or times, to require strict performance by the Company of any provision of the Agreement shall not waive, affect or diminish any right of the KM Purchasers thereafter to demand strict compliance and performance therewith. Except as specifically provided herein, any suspension or waiver by the KM Purchasers of any breach of the Agreement shall not suspend, waive or affect any breach or Event of Default under the Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Company contained in the Agreement shall be deemed to have been suspended or waived by the KM Purchasers, except to the extent set forth in Section 2.2 hereof and unless such suspension or waiver is by an instrument in writing signed by the KM Purchasers specifying such suspension or waiver.

      7.4 Notices, etc.. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

      7.5 Headings. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

      7.6 Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      7.7 Severability. If any part of this First Amendment shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portions.


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

      7.8 Counterparts. The execution hereof by the parties hereto shall constitute a contract between such parties for the uses and purposes hereinabove set forth, and this First Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one agreement.


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

            IN WITNESS WHEREOF, the parties have executed this First Amendment to Note Purchase Agreement as of the date first written above.

                                         BCAM INTERNATIONAL, INC.

                                         By
                                            ------------------------------------
                                            Michael Strauss
                                            President

                                         WEXFORD MANAGEMENT LLC,
                                         As Agent

                                         By
                                            ------------------------------------
                                            Joseph Jacobs

                                         By
                                            ------------------------------------
                                            Ralph E. Weil

                                         By
                                            ------------------------------------
                                            Joseph Schueller

                                         621 PARTNERS

                                         By
                                            ------------------------------------

                                         R. WEIL & ASSOCIATES

                                         By
                                            ------------------------------------

                    [Signatures continued on following page]


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

                                         STRAFE & COMPANY
                                         for the account of David M. Kirr

                                         By
                                            ------------------------------------

                                         STRAFE & COMPANY
                                         for the account of Terry B. Marbach

                                         By
                                            ------------------------------------

                                         STRAFE & COMPANY
                                         for the account of Gregg T. Summerville

                                         By
                                            ------------------------------------


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

                                   SCHEDULE II

                                  SUBSIDIARIES

                                                                Company's
                         Jurisdiction of      Form Of           Percentage
        Name              Organization        Entity            Ownership
        ----              ------------        -------           ---------
      Drew Shoe
     Corporation             Ohio            corporation           90%*

        BCAM
  Technologies, Inc.       Delaware          corporation           90%*

        BCAM               New York          corporation           100%
  Technologies, Inc.

     Human Cad
    Systems Inc.           Ontario           corporation           100%

  BCA Services, Inc.       New York          corporation        100% of the
                                                                Common Stock
                                                                  0% of the
                                                               Preferred Stock

*     After giving effect to the stock issued to the Noteholders,


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